Exhibit 4.9

AMENDMENT NO. 8 AND JOINDER TO FIRST AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 8 and Joinder to First Amended and Restated Registration Rights Agreement (this “Amendment”) is dated as of February 17, 2015 by and among NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), and Magnum NGL HoldCo LLC, a Delaware limited liability company (the “Magnum Investor”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Rights Agreement (as defined below).

R E C I T A L S

WHEREAS, NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), acting through the General Partner, is party to that certain First Amended and Restated Registration Rights Agreement dated as of October 3, 2011 (the “Registration Rights Agreement”);

WHEREAS, reference is hereby made to that certain Purchase and Sale Agreement, dated as of February 7, 2015, by and among Magnum Development, LLC, the other sellers party thereto and NGL Supply Terminal Company, LLC (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the execution and delivery of this Amendment is a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement;

WHEREAS, pursuant to Section 6(c) of the Registration Rights Agreement, the General Partner may amend the Registration Rights Agreement in its sole discretion and without any further approval rights or action by or on behalf of the Holders in connection with the transactions contemplated by the Purchase Agreement; and

WHEREAS, the General Partner desires to join Magnum Investor as a party thereto in a capacity as a Rights Holder and amend the Registration Rights Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree:

1.                                      Amendment of Registration Rights Agreement.

(a)                                 The fourth sentence of the definition of “Affiliate” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything in the foregoing to the contrary, (i) HOH and its respective Affiliates (other than the General Partner or any Group Member), on the one hand, (ii) NGL Holdings and its Affiliates (other than the General Partner or any Group Member), on another hand, (iii) the IEP Group and their respective Affiliates (other than the General Partner or any Group Member), on another hand, (iv) the Osterman Group and their respective Affiliates (other than the General Partner or any Group Member), on another hand, (v) SemStream and its Affiliates (other than the General Partner or any Group Member), on another hand, (vi) the Pacer Propane Group and their respective Affiliates, on another hand, (vii) Downeast and its Affiliates (other than the General Partner or any Group Member), on another hand, (viii) NGP and its Affiliates (other than the General Partner or any Group Member), on another hand, (ix) Enstone and its Affiliates (other than the General Partner or any Group Member), on another hand, (x) the Jensen Investors and each of their Affiliates, on another hand, (xi) OWL and its Affiliates, on another hand, (xii) Mr. Bailey and his Affiliates, on another hand, and (xiii) Magnum Investor and its Affiliates, on the other hand, will not be deemed to be Affiliates of one another hereunder unless there is a basis for such Affiliation independent of their respective Affiliation with any Group Member, the General Partner or any Affiliate (disregarding the immediately preceding sentence) of any Group Member or the General Partner.

(b)                                 The definitions of “Significant Holder” and “Transaction Documents” set forth in Section 1 of the Registration Rights Agreement are hereby amended and restated in their entirety to read as follows:

“Significant Holder” means each of (i) NGL Holdings, (ii) HOH, (iii) the IEP Group, (iv) the Osterman Group (acting together in their capacities as Holders) (v) SemStream, (vi) the Pacer Propane Group (acting together in their capacities as Holders), (vii) Downeast, in each case only for so long as such Significant Holder set forth in (i) through (vii) continues to hold a Requisite Ownership Threshold, and (viii) the Magnum Investor, for the period commencing on October 1, 2015, provided that the Partnership is eligible to register the resale of Common Units on Form S-3 as of such date, and ending on the date on which all Common Units held by the Magnum Investor are freely transferable in accordance with the terms of the Magnum-NGL Purchase Agreement. Notwithstanding anything to the contrary set forth herein, the Magnum Investor shall be entitled to the rights of a Significant Holder set forth in Section 2(a) for the entirety of the period set forth in (viii) above, provided that the Magnum Investor may only exercise such rights at a time when the Partnership is eligible to register the resale of Common Units on Form S-3 and provided, further, that upon an eligible election of such rights, the Partnership may not postpone or defer any Demand Registration pursuant to Section 2(a)(iv) for more than an aggregate of ninety (90) days.

“Transaction Documents” means (i) the Partnership Agreement, (ii) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of November 1, 2011, as amended from time to time, (iii) with respect to the Initial Holders, the Contribution, Purchase and Sale Agreement, (iv) with respect to the Osterman Group, the Contribution and Sale Agreement, (v) with respect to SemStream, the SemStream—NGL Contribution Agreement, (vi) with respect to the Pacer Propane Group, the Pacer—NGL Contribution Agreements, (vii) with respect to Downeast, the Downeast—NGL Contribution Agreement, (viii) with respect to NGP, the High Sierra—NGL Merger Agreement, (ix) with respect to Enstone, the Enstone—NGL Contribution Agreement, (x) with respect to the Jensen Investors, the Jensen—NGL Call Agreement, (xi) with respect to OWL and Mr. Bailey, the OWL/Bailey Transfer Agreements and (xii) with respect to the Magnum Investor, the Magnum-NGL Purchase Agreement.

(c)                                  Section 1 of the Registration Rights Agreement is hereby amended to add the following definitions of “Magnum Investor” and “Magnum—NGL Purchase Agreement” thereto:

“Magnum Investor” means Magnum NGL HoldCo LLC.

“Magnum-NGL Purchase Agreement” means the Purchase and Sale Agreement, dated as of February 7, 2015, by and among Magnum Development, LLC, the other sellers party thereto and NGL Supply Terminal Company, LLC, as amended, restated, supplemented or otherwise modified from time to time.

(d)                                 Section 2(a)(iii) of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

Subject to the other limitations contained in this Agreement, the Partnership is not obligated hereunder to effect more than (A) one (1) Demand Registration by each Significant Holder other than SemStream and the Magnum Investor, each of which shall have two (2) Demand Registrations; (B) nine (9)  Demand Registrations in total; (C) one (1) Demand Registration on Form S-1 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period; or (D) two (2) Demand Registrations on Form S-3 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period.

2.                              Joinder.

(a)                                 The Magnum Investor acknowledges receipt of a copy of the Registration Rights Agreement and, after review and examination thereof, by execution of this Amendment does hereby agree to be bound by the terms, conditions and agreements contained therein in its capacity as a Rights Holder thereunder.

(b)                                 By execution hereof, the General Partner hereby (i) accepts the agreement of the Magnum Investor to be bound by the Registration Rights Agreement, (ii) covenants and agrees that the Registration Rights Agreement is hereby amended to include the Magnum Investor as a party in a capacity as a Rights Holder and (iii) agrees that the Magnum Investor shall have all rights provided to a Rights Holder under the Registration Rights Agreement.

3.                              Miscellaneous.

(a)                                 From and after the date hereof, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Registration Rights

Agreement as amended hereby.

(b)                                 Except as specifically set forth above, the Registration Rights Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

(c)                                  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and deliver this Amendment No. 8 and Joinder to First Amended and Restated Registration Rights Agreement on the date first written above.

NGL ENERGY HOLDINGS LLC

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	CEO

MAGNUM NGL HOLDCO LLC

By:	/s/ M. Scott Jones
	Name:	M. Scott Jones
	Title:	Manager

(Signature Page to Amendment No. 8 and Joinder to First Amended and Restated Registration Rights Agreement)